UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015 (June 24, 2015)

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 24, 2015, CoreSite, L.P. (the “Operating Partnership”), the operating partnership of CoreSite Realty Corporation (the “Company”), and certain subsidiary co-borrowers entered into a third amended and restated unsecured credit facility (the “Credit Agreement”) with a group of lenders for which KeyBank National Association acts as the administrative agent. The Credit Agreement amends the Operating Partnership’s second amended and restated unsecured revolving credit facility, dated January 3, 2013 (as amended, the “Prior Facility”). The Operating Partnership acts as the parent borrower, and its subsidiaries that own or lease real estate properties are co-borrowers under the Credit Agreement, with the Company guaranteeing the facility on an unsecured basis. In addition, the obligations of each of the Operating Partnership and the co-borrowers under the Credit Agreement are joint and several.

The Credit Agreement increases the commitment from the Prior Facility of $405.0 million to $500.0 million, providing for a $350.0 million revolving credit facility and a $150.0 million term loan facility. The revolving credit facility has a four-year primary term expiring in June 2019, with a one-year extension option, while the term loan facility has a five-year term maturing in June 2020. The exercise of the extension option under the revolving credit facility is subject to the payment of an extension fee equal to 10 basis points of the aggregate revolving credit commitments of the revolving credit lenders under the Credit Agreement at initial maturity and certain other customary conditions.

The net proceeds from the $150.0 million term loan will be used to partially pay down the current revolving credit facility balance.

Under the Credit Agreement, the Operating Partnership may elect to have borrowings bear interest at a rate per annum, amended from the Prior Facility, equal to (i) LIBOR plus 155 basis points to 225 basis points under the revolving credit facility, and 150 basis points to 220 basis points under the term loan facility, or (ii) a base rate plus 55 basis points to 125 basis points under the revolving credit facility, and 50 basis points to 120 basis points under the term loan facility, each depending on the Operating Partnership’s leverage ratio. The Operating Partnership elected to swap the variable interest rate associated with $75 million, or 50% of the principal amount of the term loan facility, to a fixed rate of approximately 2.95%.

The Credit Agreement contains an accordion feature, which allows the Operating Partnership to increase the total commitment by $200.0 million, to $700.0 million, under specified circumstances, with such increase being allocated to the revolving credit facility and/or the term loan facility in such fashion as the borrowers may designate.

The Credit Agreement is in addition to, and does not replace, the unsecured Term Loan Agreement dated as of January 31, 2014, by and among the Operating Partnership, the subsidiary borrowers, Royal Bank of Canada, as administrative agent, and the lenders party thereto (the “Term Loan Agreement”).

On June 25, 2015, the Term Loan Agreement was amended by that certain First Amendment to Term Loan Agreement (the “Term Loan Amendment”) in order to make certain changes to conform to the provisions of the Credit Agreement.

The total amount available for borrowings under the Credit Agreement will be subject to the lesser of (i) an amount that, with all other unsecured debt, does not exceed the value of the eligible real estate assets as described in the Credit Agreement and the Term Loan Agreement and (ii) a minimum unsecured debt yield. The Operating Partnership’s ability to borrow under the Credit Agreement is subject to ongoing compliance with customary restrictive covenants, including maintenance of certain financial requirements.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement and the Term Loan Amendment attached as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Company’s press release dated June 25, 2015, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
1.1

Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of June 24, 2015.

1.2

First Amendment to Term Loan Agreement, among CoreSite, L.P., as parent borrower, the subsidiary borrowers, Royal Bank of Canada, as administrative agent, and the other lenders party thereto, dated as of June 25, 2015.

99.1	Press Release dated June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015

CORESITE REALTY CORPORATION

	By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Third Amended and Restated Credit Agreement, among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C., CoreSite Real Estate 2115 NW 22nd Street, L.L.C., CoreSite One Wilshire, L.L.C. and CoreSite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, the other lenders party thereto and other lenders that may become parties thereto, Keybank National Association, as agent, Regions Bank and TD Securities (USA) LLC, as co-documentation agents, RBC Capital Markets, LLC, as syndication agent, and Keybanc Capital Markets, Regions Capital Markets, RBC Capital Markets, LLC and TD Securities (USA) LLC as joint lead arrangers and joint book managers, dated as of June 24, 2015.

1.2

First Amendment to Term Loan Agreement, among CoreSite, L.P., as parent borrower, the subsidiary borrowers, Royal Bank of Canada, as administrative agent, and the other lenders party thereto, dated as of June 25, 2015.

99.1	Press Release dated June 25, 2015.